October 20, 2008

Oragenics, Inc. DBA ONI Biopharma Inc.
13700 Progress Blvd.
Alachua, Florida 32615

Gentlemen:

We are pleased to advise you that Signature Bank (the “Bank”) holds available for the use of Oragenics, Inc. DBA ONI Biopharma, Inc. (the “Borrower”) a line of credit in the amount of $1,000,000.00 upon the following terms and conditions:

1. Facility. (a) A line of credit (the “Line”) for short-term loans for working capital purposes (“Loans”), provided that the aggregate principal amount of Loans at any time outstanding shall not exceed $1,000,000.00.

(b) Loans shall be extended upon the Borrower’s prior written notice to the Bank (duly executed by an authorized officer of the Borrower) such notice to be in a form satisfactory to the Bank which may be accomplished by facsimile transmission or other digitally or electronically scanned media delivered by internet electronic mail transmission.

2. Credit Period. The Line shall be available for the period commencing with the date of the Borrower’s acceptance and satisfaction of the terms hereof and ending October___, 2009 (the “Credit Period”). All Loans shall mature on the last day of the Credit Period.

3. Interest and Fees. The Bank shall charge and shall be entitled to receive the following (which amounts, together with any other amounts owing by the Borrower to the Bank, may be charged to any demand deposit account maintained by the Borrower with the Bank):

(a) Loans shall be further subject to the terms and conditions of the promissory note dated the date hereof and executed in connection with the Line (the “Note”), and shall bear interest at a fluctuating rate per annum equal to the Prime Rate (as defined in the Note) per annum, which rate will change when and as the Prime Rate changes. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as set forth in the Note.

(b) As additional compensation for the Line, the Borrower agrees to pay the Bank a facility fee in the amount of $10,000.00. Such fee shall be payable upon the Borrower’s acceptance of the terms and conditions hereof.

(c) The Borrower shall pay all fees and expenses of the Bank’s outside counsel with respect to its preparation and negotiation of the documents to be executed in connection with the Line to the extent that such fees are in excess of $5,000.00

4. Collateral. All obligations of the Borrower to the Bank shall be fully cash secured by Signature Bank Fidelity Prime Fund money market account number _______________ in the name of the Borrower in the amount of $1,000,000.00.

5. Other Conditions and Covenants. In addition to the foregoing, at all times during the Credit Period and as long as any Loan remains outstanding, the Borrower shall:

(a) Furnish to the Bank:

(i) within 150 days of the close of each fiscal year of the Borrower throughout the Credit Period, the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such fiscal year, each such statement to be prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied by a firm of independent certified public accountants satisfactory to the Bank;

(ii) annually, and not later 150 days after the close of each fiscal year of the Borrower throughout the Credit Period, tax returns of the Borrower; and

(iii) such other statements and reports as shall be reasonably requested by the Bank.

(b) not enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire the capital stock or assets of any other business;

(c) maintain a depository relationship with the Bank.

6. Events of Default. Upon the occurrence of any of the following events (each an “Event of Default” and collectively the “Events of Default”):

(a) default by the Borrower in making any payment of principal, interest, or any other sum payable under this Letter Agreement or the Note when due; or

(b) default by the Borrower in the due payment of any other obligation owing to the Bank; or

(c) the Borrower failing to perform any condition or obligation described in this agreement or in any other agreement, document or instrument executed and delivered pursuant to or in connection with this agreement within the time periods specified;

(d) the Borrower defaulting under any agreement, document or instrument executed and delivered pursuant to or in connection with this agreement (whether executed prior or subsequent to the date hereof) or in connection with any obligation then outstanding with the Bank;

(e) default by Borrower in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, which causes or permits the acceleration of the maturity thereof; or

(f) any representation or warranty made by the Borrower herein, in the Note or in any certificate furnished by the Borrower in connection with the extensions of credit made or to be made to the Borrower by the Bank, proves untrue in any material respect; or

(g) if the Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or for the greater part of the properties of the Borrower with the consent of the Borrower, or if appointed without the consent of the Borrower, such trustee or receiver is not discharged within 90 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower under the laws of any jurisdiction, and if instituted against the Borrower are consented to by it or remain undismissed for 90 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower and shall not be released or bonded within 90 days after levy; or

(h) if any information furnished or provided by the Borrower to the Bank is not materially correct; or

(i) if the usual credit factors do not remain favorable with respect to the Borrower in the sole determination of the Bank or one or more conditions exist or events occur which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower as determined in the sole discretion of the Bank or one or more other conditions exist or events occur which the Bank deems materially adverse;

then, in any such event, any or all of the following actions may be taken: The Bank may in its sole discretion and without presentment, demand, protest or notice to the Borrower, all of which are hereby waived, (i) declare all Loans and all indebtedness, obligations and liabilities owing in connection therewith due and payable and the same shall forthwith become due and payable without presentment, demand, protest or notice, (ii) curtail or eliminate the Line and/or any or all of the Loans, and (iii) take whatever other action it shall deem appropriate as permitted by applicable law or by any agreement, document or instrument executed and delivered pursuant to or in connection with the Line.

7. Conditions Precedent. The Bank reserves the right to terminate its obligations hereunder after acceptance thereof by the Borrower, and the Bank shall be under no obligation to extend any Loan hereunder, unless and until the satisfaction of each of the additional following events:

(a) The Bank shall have received (i) copies of the resolutions of the board of directors of the Borrower (or similar governing body if the Borrower is not a corporation) authorizing the execution, delivery and performance of this Letter Agreement and the agreements, instruments and documents executed pursuant to or in connection with the Line certified by the Secretary or an Assistant Secretary of the Borrower; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign any and all documents to be delivered by the Borrower or as required or contemplated hereunder; and (iii) a copy of the organizational documents of the Borrower, with all amendments thereto and a certificate of good standing issued by the State of the Borrower’s organization.

(b) There shall have been executed documentation acceptable to the Bank and its counsel, including without limitation the Note and pledge agreement.

(c) The Bank shall have received a satisfactory opinion letter from Borrower’s counsel in the form annexed hereto as Exhibit “A”.

(d) The Bank shall have received (i) the results of searches of Uniform Commercial Code and other lien filings with respect to the Borrower in the State of Florida and such searches shall disclose no liens on the collateral for the Loan;

(e) The Borrower’s $75,000.00 BRLOC with the Bank shall be paid in full; and

(f) All other documents and legal matters in connection with the transactions contemplated by this Letter Agreement shall be satisfactory in form and substance to the Bank and its counsel and the Bank and its counsel to be satisfied as to all legal matters.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term “Bank” as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

9. Governing Law. This Letter Agreement and each extension of credit hereunder shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law) and the Borrower hereby submits to the jurisdiction of the United States federal courts and the courts of the State of New York located in any county or city as selected by the Bank within the State of New York.

10. Pledge to Federal Reserve. The Bank may at any time pledge all or any portion of its rights under any note executed pursuant to this Letter Agreement and the loan documents executed in connection therewith to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.

11. Acceptance. If the foregoing is acceptable, please have the enclosed copy of this letter signed by a duly authorized signer of the Borrower in the space provided below and returned to the Bank together with payment of the facility fee on or before October__, 2008. This letter shall be of no force or effect and shall be unenforceable against the Bank unless signed and returned to the Bank by such date.

Very truly yours, SIGNATURE BANK By:/s/ Joseph Festa Name: Joseph Festa Title: Group Director and Senior Vice President

ACCEPTED AND AGREED
this 20th day of October, 2008:

BORROWER:

ORAGENICS, INC. DBA ONI BIOPHARMA INC.

By:/s/David Hirsch
Name: David Hirsch
Title: CFO-COO

EXHIBIT “A”

FORM OF OPINION LETTER

October ___, 2008

Signature Bank
565 Fifth Avenue
New York, New York 10017

Re:	Line of Credit Letter Agreement (the “Credit Agreement”) dated as of October ___, 2008, by and between Oragenics, Inc., a Florida corporation (“Borrower”) and Signature Bank (the "Lender")

Ladies and Gentlemen:

We have acted as legal counsel to Borrower in connection with the execution and delivery by Borrower of the Credit Agreement, with the Lender and the other Financing Documents (as such term is defined below). This opinion is delivered to you with the consent of the Borrower.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the Credit Agreement;
(b)	the Promissory Note (the “Note”) dated October ___, 2008, in the principal amount of $1,000,000.00, made by Borrower and payable to the order of Lender;
(c)	the Pledge Agreement (the “Pledge Agreement”) dated October ___, 2008, between Borrower and Lender;
(d)	the Amended and Restated Articles of Incorporation of Borrower as filed with the Florida Department of State on May 8, 2002;
(e)	the Bylaws of Borrower;
(f)	a Certificate of Status relating to Borrower issued by the Florida Department of State on October 7, 2008;
(g)	a copy of the Action Taken by Unanimous Written Consent in Lieu of a Meeting of the Board of Directors of the Borrower authorizing the loan transaction.

The documents referred to in items (a) through (c) above, inclusive, are referred to herein collectively as the "Financing Documents"; and the documents referred to in items (a) through (g) above, inclusive, are referred to herein collectively as the "Documents".

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures of Persons other than the Borrower or those signing on behalf of the Borrower, the authenticity of original and certified documents and the conformity to authentic original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrower and others and assume compliance on the part of all parties to the Financing Documents with their covenants and agreements contained therein. As to the factual matters set forth therein, and, with respect to the opinions expressed in paragraph 1 below, as to the legal conclusions expressed therein, we have relied solely upon certificates of public officials.

To the extent it may be relevant to the opinions expressed herein, we have assumed that all parties to the Financing Documents other than the Borrower are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and, to the extent relevant, are duly qualified as foreign corporations and authorized to transact business in all relevant jurisdictions, have the legal authority and power to enter into and perform such documents and to consummate the transactions contemplated by the Financing Documents, that such documents have been duly authorized, executed and delivered by all of the parties to the Financing Documents other than the Borrower and constitute legal, valid and binding obligations of all of the parties to the Financing Documents other than the Borrower, and that the Lender complies with all standards of conduct applicable to it with respect to the Financing Documents (including, without limitation, any requirement that the Lender act reasonably, in good faith, in a commercially reasonable manner or otherwise in compliance with, and not in violation of, applicable law). Furthermore, in rendering the opinions expressed herein, we have assumed, and we express no opinion as to, compliance by the Lender with any state, federal or other laws or regulations applicable to it or to the legal or regulatory status or the nature of the business of the Lender.

To the extent it may be relevant to the opinions expressed herein, we have assumed that the execution and delivery of the Financing Documents by the parties thereto other than the Borrower and the performance by the parties thereto other than the Borrower of their respective obligations under the Financing Documents do not and will not violate, conflict with, or cause a default under (a) any law applicable thereto or (b) the Organizational Documents of any such party.

We have further assumed the following in rendering this opinion:

(1) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or remedy contained in any of the Financing Documents;

(2) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document;

(3) the accuracy on the date hereof as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(4) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transaction evidenced by the Transaction Documents;

(5) that the transaction evidenced by the Financing Documents complies with all tests of good faith, fairness, and conscionablity required by law;

(6) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Financing Documents;

(7) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published or otherwise generally accessible in each case in a manner generally available to lawyers practicing in the State of Florida;

(8) that other agreements related to the transaction evidenced by the Financing Documents will be enforced as written;

(9) that there are no other agreements or understandings among the parties to the Financing Documents that would modify the terms of the Financing Documents or the respective rights or obligations of the parties to those documents;

(10) that with respect to the Financing Documents and the transaction evidenced thereby, there has been no mutual mistake of fact and there exists no fraud or duress; and

(11) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

For the purposes of this opinion, the following terms shall have the meanings set forth below:

“Organizational Documents” shall mean, as to any Person which is not a natural person, the documents and/or instruments creating and/or governing the formation or operation of such Person, including without limitation such documents required to be filed with any governmental authority having jurisdiction over the creation or formation of such Person and including without limitation, articles of incorporation, bylaws, shareholder agreements, voting trust agreements, articles of organization, operating agreements, management agreements, certificates of limited partnership, partnership agreements, statements of qualification, trust agreements or indentures or other agreements or instruments as appropriate for such Person.

“Person” shall mean any entity, whether an individual, trustee, corporation, partnership, trust, unincorporated organization, governmental authority or otherwise.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Borrower is a corporation, duly formed and validly existing under the laws of the State of Florida, with its status as active, and is otherwise duly qualified to do business in the State of Florida.

2. Borrower has the power and authority to execute and deliver the Financing Documents to which it is a party and to perform its obligations under such Financing Documents. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Financing Documents to which it is a party.

3. Each of the Financing Documents to which Borrower is a party has been duly executed and delivered by Borrower.

4. Neither the execution and delivery by Borrower of the Financing Documents to which Borrower is a party, nor the performance by Borrower of its obligations under the Financing Documents to which Borrower is a party, will (a) violate any law, rule or regulation applicable to the Borrower or (b) violate any provision of the Organizational Documents of the Borrower or (c) to our knowledge, constitute a breach or a default under any material agreement or instrument to which the Borrower is a party or by which it or its assets are bound or result in the creation of a mortgage, security interest or other encumbrance upon the assets of the Borrower except as and to the extent provided in the Financing Documents.

5. Subject to the limitations in the next section of this paragraph 5, the Financing Documents are the valid and binding obligations of the Borrower enforceable against the Borrower.

The validity, binding effect and enforceability of the Financing Documents might be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionablity or good faith. In addition, certain remedies, waivers and provisions of the Financing Documents might not be enforceable; nevertheless, such unenforceability will not render the Financing Documents invalid as a whole.

6. We note that the Financing Documents provide that they are governed by New York law. It is our opinion that a Florida court of competent jurisdiction or a federal court sitting in the state of Florida in an action to enforce or interpret the Financing Documents, assuming the proper argument thereof, should give effect to the choice of New York law as the governing law of the Financing Documents and to the interpretation thereof, subject to applicable conflicts of laws decisions and provided that application of New York law in any instance would not result in the violation of the public policy of the State of Florida.

Certain of the opinions set forth herein are limited “to our knowledge.” Whenever our opinion is so limited, we mean that, during the course of our engagement for this opinion, no information has come to the attention of any of our attorneys working on the engagement that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our engagement.

7. Provided that all of the Financing Documents are both executed and delivered outside of the territorial limits of the State of Florida, the Financing Documents are not subject to Florida Documentary Stamp Tax or Florida Intangibles Tax.

We are members of the Florida Bar and the opinions expressed herein are limited to the federal law of the United States and the laws of the State of Florida. We note that the Financing Documents are governed by the laws of the State of New York, and with your permission the opinions rendered herein assume that the laws of New York are the same as the laws of the State of Florida. Without limiting the generality of the foregoing, we express no other opinion concerning the laws of any other jurisdiction in which the Borrowers may be located, may transact business, or in which enforcement of the Transaction Documents may be sought.

Except as expressly set forth herein, no other opinion is made with respect to the Borrower, the Lender, the Financing Documents or the transactions evidenced thereby.

Other than the addressees and their respective assignees and transferees, no person may rely on this opinion without our prior written consent. This opinion is issued as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you as to any change or modification to any state of facts or law that would affect our opinions as stated herein.

Very truly yours,

PROMISSORY NOTE

$1,000,000.00	October__ , 2008

On October__ , 2009 (the “Maturity Date”), for value received, Oragenics, Inc. d/b/a ONI Biopharma Inc. having its principle office at 13700 Progress Blvd., Alachua, Florida, 32615 (the “Borrower”), promises to pay to the order of SIGNATURE BANK, having an office at 565 Fifth Avenue, New York, NY 10017 (the “Bank”), at such office of the Bank or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of ONE MILLION and 00/100 ($1,000,000.00) Dollars or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder (each a “Loan” and collectively the “Loans”) as shown on the schedule attached to and made a part of this Note. Within the $1,000,000.00 limit of this Note, Loans may be obtained, repaid and re-borrowed on a revolving basis. The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of each Loan from time to time outstanding at a rate per annum equal to the Prime Rate. Interest on each Loan shall be payable monthly on the first day of each month commencing the first such day to occur after a Loan is made hereunder and, together with principal, on the maturity thereof. The Borrower further agrees that upon and following an Event of Default and/or after any stated or any accelerated maturity of Loans hereunder, all Loans shall bear interest (computed daily) at a rate equal to 4% per annum in excess of the rate then applicable to such Loans, payable on demand. Furthermore, if the entire amount of any principal and/or interest required to be paid pursuant to this Note is not paid in full within ten (10) days after the same is due, the Borrower shall further pay to the Bank a late fee equal to Five percent (5%) of the required payment. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion. The Borrower hereby expressly authorizes the Bank to record on the attached schedule the amount and date of each Loan, the rate of interest thereon, Interest Period thereof and the date and amount of each payment of principal. All such notations shall be presumptive as to the correctness thereof; provided, however, the failure of the Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

1. Loan Requests. Requests for Loans may be made up until 1 p.m. on the date the Loan is to be made. Any request for a Loan must be written. The Bank shall have no obligation to make any Loan hereunder.

2. Prepayment. The Borrower may prepay any Loan at any time in whole or in part without premium or penalty. Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment.

3. Warranties and Representations.

☐For Individuals            ☑ For Institutions

The Borrower represents and warrants that: a) it is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify would have a material and adverse effect on the business, operations, property or other condition of the Borrower; b) the execution, issuance and delivery of this Note by the Borrower are within its organizational powers and have been duly authorized, and the Note is valid, binding and enforceable in accordance with its terms, and is not in violation of law or of the terms of the Borrower's organizational documents and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; d) the financial statements of the Borrower heretofore furnished to the Bank are complete and correct and fairly represent the financial condition of the Borrower and its subsidiaries as at the dates thereof and for the periods covered thereby, which financial condition has not materially, adversely, changed since the date of the most recently dated balance sheet heretofore furnished to the Bank; e) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; f) the Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; g) there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, if determined adversely to the Borrower would have a materially adverse effect on the financial condition or operations of the Borrower except as described in the financial statements of the Borrower heretofore furnished to the Bank; and h) on the occasion of the granting of each Loan all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Loan.

4. Events of Default. Upon the occurrence of any of the following specified events of default (each an “Event of Default”): a) default in making any payment of principal, interest, or any other sum payable under this Note when due; or b) default by the Borrower (i) of any other obligation hereunder or (ii) in the due payment of any other obligation owing to the Bank or (iii) under any other document, instrument and/or agreement with or in favor of the Bank; or c) default by Borrower in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, which causes or permits the acceleration of the maturity thereof; or d) any representation or warranty made by the Borrower herein or in any certificate furnished by the Borrower in connection with the Loans evidenced hereby or pursuant to the provisions hereof, proves untrue in any material respect; or e) the Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or for the greater part of the properties of the Borrower with the consent of the Borrower, or if appointed without the consent of the Borrower, such trustee or receiver is not discharged within 90 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower under the laws of any jurisdiction, and if instituted against the Borrower are consented to by it or remain undismissed for 90 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower and shall not be released or bonded within 90 days after levy; or f) the Bank shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower as determined in the sole discretion of the Bank or one or more other conditions exist or events have occurred with respect to the Borrower which the Bank deems materially adverse; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may declare the principal and the accrued interest in respect of all Loans under this Note to be, whereupon the Note shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

5. Collateral Security. As collateral security for the payment of this Note and of all other notes and/or obligations or Liabilities (as hereinafter defined) of the Borrower, now of hereafter owned or held by the Bank, the Borrower grants the Bank a security interest in, pledges and assigns to the Bank all monies and/or other property now or hereafter held by the Bank (and/or any entity controlling, controlled by or under common control with the Bank, each such entity referred to herein as an “Affiliate”) on deposit, in safekeeping, or otherwise, for the account of or to the credit of or belonging to the Borrower or in which the Borrower shall have any interest, all of which is hereinafter termed the collateral security. At any time, without demand or notice, the Bank may set off all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any Affiliate, or in transit to any of them, or any part thereof and apply the same to any of the Liabilities even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR OTHER PARTY OBLIGATED ON THIS NOTE, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Bank at any time, before or after an Event or Default (as herein defined), may but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the collateral security, including stocks, bonds, and other securities, and the Bank or its nominee may demand, sue for, collect, receive and hold as like collateral security any or all interest, dividends and income thereon and if the securities are held in the name of the Bank or its nominee, the Bank may, after an Event of Default, exercise all voting and other rights pertaining thereto as if the Bank were the absolute owner thereof; but the Bank shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the collateral against prior parties, or to take any action whatsoever in regard to the collateral security or any part thereof, all of which the Borrower assumes and agrees to do. Without limiting the generality of the foregoing, the Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the collateral security, unless the Borrower gives written notice to the Bank that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken. The term “Liabilities” shall include this Note and all other indebtedness and obligations and liabilities of any kind of the Borrower to the Bank, now or hereafter existing, arising directly between the Borrower and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise. This Note and all of the aforementioned obligations and Liabilities are also secured by (a) any and all property of the Borrower and/or any Guarantor and/or any other party obligated on this Note, now or hereafter subject to a security agreement, mortgage, pledge agreement, assignment, hypothecation or other document granting the Bank or an Affiliate a security interest or other lien or encumbrance and (b) any and all collateral described in any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guaranteeing, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof. In addition, Borrower has pledged to Bank as security for the Loan money market account number _______________ maintained with Bank as set forth in a Pledge Agreement of even date herewith between Borrower and Bank.

6. Definitions. As used herein:

(a) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed.

(b) ““Loan Documents” means each document, instrument or agreement executed pursuant hereto or in connection herewith, together with each other document, instrument or agreement made with or in favor of the Bank.

(c) “Prime Rate” means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

7. Miscellaneous.

(a) The Borrower agrees to pay on demand all of the Bank's costs and expenses, including reasonable counsel fees, in connection with collection of any sums due to the Bank and enforcement of its rights under this Note.

(b) No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

(c) The Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

(d) This Note shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower by mail at the address set forth in the first paragraph of this Note. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(e) The Bank may at any time pledge all or any portion of its rights under this Note and the loan documents executed in connection therewith (the “Loan Documents”) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.

(f) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f).

(g) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any other party obligated on this Note, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in the Bank’s obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

(h) This Note shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of this Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Note without the prior written consent of the Bank. The term “Bank” as used herein shall be deemed to include the Bank and its successors, endorsees and assigns. The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an “Assignee”), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of Loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

(i) This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents. Neither this Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

(j) Each party hereto acknowledges that this Note was made, executed and delivered outside the State of Florida, and no Florida documentary stamp tax is due hereon. The Borrower agrees to indemnify the Bank for the amount of any such documentary stamp tax, together with other reasonable costs and expenses, which may arise in the event such documentary stamp tax is deemed to apply to this Note.

Oragenics, Inc. d/b/a ONI Biopharma Inc. By: /s/ David B.Hirsch Name: David Hirsch Title: COO-CFO

LOAN AND REPAYMENT SCHEDULE
PROMISSORY NOTE DATED OCTOBER__, 2008
ORAGENICS, INC. to SIGNATURE BANK

Date	Amount of Loan	Amount of Principal Repayment	Unpaid Principal Balance	Notation Made By

PLEDGE AGREEMENT

Oragenics, Inc., d/b/a Oni Biopharma Inc., located at 13700 Progress Blvd., Alachua, Florida, 32615 (hereinafter jointly and severally if more than one, referred to herein as the "Pledgor"), and Signature Bank, having an office located at 565 Fifth Avenue, 12th Floor, New York, New York 10017, (hereinafter referred to herein as the "Bank"), hereby agree as follows:

1.Definitions. The following definitions apply:

Borrower: shall mean Oragenics, Inc (hereinafter jointly and severally if more than one, referred to herein as "Borrower").

Liabilities: All obligations, indebtedness and liability of any type whatsoever of the Borrower and the Pledgor to the Bank, which arise out of or in connection with or which in any way relates to that certain Line of Credit from the Borrower to the Bank in the original principal amount of: ($1,000,000.00) One Million Dollars, (hereinafter referred to herein as the "Loan") executed in connection herewith, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, and expenses or costs incurred by the Bank in the administration of this Pledge Agreement and the enforcement of any of its rights with respect thereto.

For and in consideration of the sum of TEN ($10.00) DOLLARS, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of inducing the Bank to lend to the Borrower the principal sum referred to hereinabove, the Pledgor hereby pledges to the Bank as collateral security for said loan, the following pledged collateral:

Pledged Collateral: (i) The property delivered or otherwise transferred by the Pledgor to the Bank and consisting, as of the date of this Agreement, of the property described on affixed Exhibit A attached hereto and made a part hereof; and/or any and all substitutions, additions and accessions thereto upon which the Pledgor hereby grants and pledges to the Bank and upon which the Bank shall have absolute control over the pledged collateral which shall include, but not be limited to, investment property, securities, security entitlements and any and all financial assets credited to said pledged collateral; (ii) any and all securities (both certificated and uncertificated), closely held capital stock, notes, mortgages, instruments, documents, letters of credit, certificates of deposit, deposit accounts, bank accounts, balances in any account of the Pledgor with the Bank, and all other property interests which may subsequently be delivered or transferred by the Pledgor to the Bank; (iii) any of the foregoing when put in transit to the Bank; (iv) in the case of securities and closely held capital stock, Pledged Collateral shall include, without limitation, all shares of any class of the capital stock of the issuer which shall be issued or distributed (by way of stock dividends or otherwise) or sold by the issuer to the Pledgor at any time or times after the date of this Agreement or which shall be purchased or otherwise acquired by or on behalf of the Pledgor from the issuer or from any other person or persons at any time or times after the date of this Agreement; all dividends of every kind which shall become and be due and payable or distributable on or in respect of all or any of the securities and closely held capital stock; all payments of every kind whatever which shall become and be due and payable or distributable on account of the purchase, redemption, repurchase or other retirement of all or any of the securities and closely held capital stock; all other distributions of every kind (including, without limitation, all capital distributions) which shall become and be due and payable or distributable on or in respect of the securities and closely held capital stock; and (v) all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing. Any delivery or transfer of any of the Pledged Collateral to an agent or custodian designated by the Bank shall be deemed a delivery or transfer to the Bank.

2. Security Interest. The Pledgor hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien in favor of the Bank, and grants to the Bank a security interest in the Pledged Collateral, to secure the punctual payment and performance of all the Liabilities.

3. Pledgor's Additional Obligations. The Pledgor agrees that: (1) any distribution in kind received by the Pledgor from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be immediately delivered to the Bank in the form received with any required endorsement; (2) additional collateral in form and kind satisfactory to the Bank will be deposited by the Pledgor with the Bank if the Bank at any time deems the Pledged Collateral insufficient or unsatisfactory; (3) any note or other instrument executed and delivered to the Pledgor by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be immediately delivered with any required endorsement to the Bank. All such items shall be held by the Bank in accordance with the terms of this Pledge Agreement.

The Pledgor agrees to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of this Pledge Agreement, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees.

The Pledgor agrees to execute and deliver to the Bank and/or third parties designated by the Bank such additional documents, notices, requests and other instruments as the Bank deems necessary or advisable to protect the Bank's rights under this Pledge Agreement.

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4. Certain Rights and Duties of Bank. The Pledgor acknowledges that: the Bank has no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Bank; prior to the occurrence of any event of default described in the succeeding paragraph the Bank's rights with respect to the Pledged Collateral shall be limited to the Bank's rights as a secured party and pledgee and the right to perfect its security interest, preserve, enforce and protect the lien granted hereunder and its interest in the Pledged Collateral; and the Bank may sell, assign or grant participations in any of the Liabilities and any of the Pledged Collateral and that the Bank's purchaser, assignee or participant shall have the same rights and privileges with respect to such Liabilities and Pledged Collateral as the Pledgor grants to the Bank under this Pledge Agreement. With respect to any Pledged Collateral with a stated maturity date (including, without limitation, certificates of deposit and other term accounts), the Bank is authorized and directed, upon maturity, to roll-over and reinvest such Pledged Collateral in a similar investment, with such tenor and interest rate or yield as the Bank, in its discretion, deems to be reflective of prevailing market conditions. Prior to the occurrence of any event of default described in the succeeding paragraph, the Bank agrees that it will not vote any Pledged Collateral constituting securities or closely held capital stock.

5. Events of Default; Remedies. Upon occurrence of any event of default under any instrument evidencing any of the Liabilities or of any of the following events: (1) default in the payment or performance of any other of the obligations or liabilities of the Pledgor under any agreement between the Bank and Pledgor; (2) the Pledgor, if a business entity, discontinues business operations at any of the Pledgor's locations; (3) the Pledgor is generally unable to pay debts as they become due or the Bank deems itself insecure; (4) the Pledgor makes a general assignment for the benefit of creditors; (5) the entry of a decree, order or order for relief by a court having jurisdiction of a case initiated by or against the Pledgor under the federal bankruptcy code or any other federal or state laws pursuant to which a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official, is appointed for the Pledgor or any of the Pledgor's property, with or without consent, for any purpose whatsoever; (6) a substantial part of the property of the Pledgor is taken by attachment, execution or any other form of legal process; (7) the assertion of any levy, seizure or attachment on the Pledged Collateral; or (8) death of an individual Pledgor or dissolution or termination of legal existence of a corporate, limited liability company, partnership or trust Pledgor; then the Bank, with or without notice to the Pledgor and without demand for additional collateral, may (a) transfer the Pledged Collateral into the name of the Bank or its nominee and vote any Pledged Collateral constituting securities or closely held capital stock; (b) sell at public or private sale any or all of the Pledged Collateral, which the Bank may purchase free from any right of redemption; or (c) at its discretion in its own name or in the name of the Pledgor take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. After deducting its expenses, including reasonable attorney's fees (which may include costs allocated by the Bank's internal legal department), incurred in the sale or collection of the Pledged Collateral, the Bank shall apply the proceeds to the Liabilities and shall account to the Pledgor for any surplus. The Pledgor agrees that the Bank has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Liabilities. The Pledgor further agrees that after the occurrence of an event of default, the Bank shall have no obligation to vote any Pledged Collateral constituting securities or closely held capital stock.

In connection with any secured party's sale, the Bank is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof. Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.

6. Power of Attorney, Etc. The Pledgor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney-in-fact for and on behalf of the Pledgor with full power of substitution and revocation in its own name or in the name of the Pledgor to make, execute, deliver and record any and all financing statements, continuation statements, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Bank in its sole discretion may deem necessary or advisable to perfect, preserve, enforce or protect the lien granted hereunder and its interest in the Pledged Collateral and to carry out the purposes of this Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Borrower, with the right to collect and apply to the Liabilities all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Bank by the Pledgor are expressly declared to be coupled with an interest and shall be irrevocable until all the Liabilities are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Pledge Agreement) or a financing statement is sufficient as a financing statement.

7. Miscellaneous. This Pledge Agreement and the Pledged Collateral shall not be in any way affected by the extension of time or renewal of any of the Liabilities, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrower or to the Pledgor. No termination of this Pledge Agreement shall be effective in any event until the Bank in its discretion determines that the Liabilities of the Borrower covered by this Pledge Agreement have been satisfied in full.

8. Notices. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision.

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Any notice to the Bank shall be sent as follows:

Signature Bank
565 Fifth Avenue
New York, NY, 10017
Attention: Vincent P. Vindigni
Any notice to the Pledgor shall be sent as follows:

Oragenics, Inc.
13700 Progress Blvd.
Alachua, Florida, 32615
Attention: Stanley B. Stein, President

All notices hereunder shall be effective (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand, (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

9. Joint and Several Obligations; Construction. If more than one Pledgor has signed this Pledge Agreement, the obligations of the Pledgor are joint and several. The term "Pledgor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

10. Successors and Assigns. This Pledge Agreement shall inure to the benefit of the Bank and its successors and assigns and shall bind the Pledgor and the successors, representatives, legal representatives and/or heirs and assigns of the Pledgor.

This Pledge Agreement has been executed by the Pledgor and the Bank as of the day and date written hereinbelow.

PLEDGOR:

Oragenics, Inc. d/b/a ONI Biopharma Inc.

/s/ David Hirsch
By: David Hirsch, CFO-COO

DATE: 10/20/2008

EXECUTED IN THE PRESENCE OF:

________________________________
WITNESS AS TO PLEDGOR

BANK:

SIGNATURE BANK

By: /s/ Joseph Festa
Title: ___________________________

Date: 10/20/2008

EXECUTED IN THE PRESENCE OF:

________________________________
WITNESS AS TO BANK

SEE EXHIBIT "A" ATTACHED HERETO, MADE A PART HEREOF AND INCORPORATED HEREIN BY REFERENCE.

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EXHIBIT A

(Description of Pledged Collateral)

I. Securities and Closely Held Capital Stock (Corporate)

Issuer	No. of Shares	Certificate No.	Cusip No.

II. Securities (U. S. Government & Federal Agency Securities)

	Par		Issue	Interest	Maturity
Description	Value	Cusip No.	Date	Rate	Date

III. Certificates of Deposit

Issuer	Par Value	Interest Rate	Maturity Date

IV. OTHER*

THAT CERTAIN COLLATERAL IN ITS ENTIRETY HELD IN A Fidelity Prime Fund Account AT SIGNATURE BANK (NUMBER: # _______________) IN THE SOLE NAME OF THE PLEDGOR.

*OR ANY AND ALL SUBSTITUTIONS AND/OR ADDITIONS ACCEPTABLE TO THE BANK IN THE BANK’S SOLE AND ABSOLUTE DISCRETION

THE COLLATERAL PLEDGED HEREIN SHALL REMAIN IN THE BANK’S POSSESSION AT ALL TIMES.

Pledgor's Initials:

___________

Date: ________________

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